Exhibit 10.5

ABSOLUTE, UNCONDITIONAL AND CONTINUING GUARANTY

THIS ABSOLUTE, UNCONDITIONAL AND CONTINUING GUARANTY, dated as of the 1st day of February, 2023 (this “Guaranty”), is executed by Transportation and Logistics Systems, Inc., a Nevada corporation (herein referred to as the “Guarantor”), in favor of Kathryn Boyd, Clyde J. Severance and Robert H. Severance, Jr. (individually, a “Shareholder” and collectively, the “Shareholders” or the “Lenders”).

W I T N E S S E T H :

WHEREAS, TLSS-STI, Inc., a Delaware corporation, Severance Trucking Co., Inc., a Massachusetts corporation, Severance Warehousing, Inc., a Massachusetts corporation and McGrath Trailer Leasing, Inc., a Maine corporation (collectively, the “Debtor”) are indebted to the Shareholders, pursuant to a certain Secured Promissory Note dated as of February 1, 2023 in the principal amount of $1,572,938.86 (the “Note’) in connection with the payment of a portion of the purchase price under a certain Stock Purchase and Sale Agreement dated as of January 4, 2023, as assigned and amended, pursuant to which the Shareholders have sold all of the shares of Severance Trucking Co., Inc., Severance Warehousing, Inc., and McGrath Trailer Leasing, Inc.to TLSS-STI, Inc., which is wholly owned by the Guarantor; and

WHEREAS, without this Guaranty, Shareholders would be unwilling to extend credit to the Debtor; and

WHEREAS, because of the direct benefit to Guarantor from the loan in the principal amount of $1,572,938.86 to be made by Shareholders in favor of the Debtor, as evidenced by the Note and as an inducement to the Shareholders to make said loan to the Debtor, Guarantor agrees to guarantee to the Shareholders the obligations of the Debtor as set forth herein.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby guarantees to the Shareholders the prompt and full payment of the “Guaranteed Indebtedness” (hereinafter defined), as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter, and performance of all obligations of the Debtor in connection with the Guaranteed Indebtedness, this Guaranty being upon the following terms and conditions:

1. The term “Guaranteed Indebtedness”, as used herein, includes, without limitation: (a) all sums now or hereafter due and owing pursuant to the terms of (i) the Note, (ii) the Security Agreement, (iii) the UCC-1 Financing Statements and (iv) this Guaranty (collectively “Loan Documents”), the terms and provisions of which are agreed to, accepted, and acknowledged by Guarantor; (b) interest on any of the indebtedness described in the preceding subsection (a); (c) any and all costs, attorneys’ fees, and expenses incurred by the Shareholders by reason of the Debtor’s default in payment of any of the foregoing indebtedness; (d) any renewal, extension, modification, or rearrangement of the indebtedness, costs, or expenses described above, or any part thereof; (e) any amount of the foregoing indebtedness paid by the Debtor to the Shareholders which is later set aside in a bankruptcy proceeding; and (f) the indebtedness and obligations arising under the “Loan Documents” (as such term is hereinafter defined), plus all costs and legal fees associated therewith incurred by the Shareholders in connection with enforcement of and collection of the same.

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2. Guarantor, hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the due and prompt payment by the Debtor of the Guaranteed Indebtedness and the due and prompt performance of all covenants, agreements, obligations, and liabilities of the Debtor under the Loan Documents. This instrument shall be an absolute and continuing guaranty of payment and performance and not one only of collection, and shall cover all of the Guaranteed Indebtedness.

3. If Guarantor becomes liable for any indebtedness or obligation owing by the Debtor to the Shareholders, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of the Shareholders hereunder shall be cumulative of any and all other rights that the Shareholders may ever have against Guarantor. The exercise by the Shareholders of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. If, for any reason whatsoever, any of the Debtor is now, or hereafter becomes, indebted to Guarantor, such indebtedness and all interest thereon shall, at all times, be subordinate in all respects to the Guaranteed Indebtedness, and Guarantor shall not be entitled to enforce or receive payment thereof until the Guaranteed Indebtedness has been fully paid. Notwithstanding anything to the contrary contained in this Guaranty, or as a result of any payments made by any party hereunder, Guarantor (so long as the Guaranteed Indebtedness or any portion thereof remains outstanding) shall not have any right of subrogation, reimbursement, exoneration, indemnification, participation, and/or contribution against the Debtor or any other guarantor of the Guaranteed Indebtedness, any and all such right(s) of subrogation, reimbursement, exoneration, indemnification, participation, and/or contribution being hereby expressly waived and released. Accordingly, Guarantor shall not have any right of subrogation, reimbursement, exoneration, indemnification, participation, and/or contribution under the documents executed in favor of the Shareholders securing payment of the Guaranteed Indebtedness or to participate in any way therein, or in any right, title, or interest in and to any collateral for the Guaranteed Indebtedness, all such rights of subrogation, reimbursement, exoneration, indemnification, participation, and/or contribution being hereby expressly waived and released.

4. In the event of default by the Debtor of its performance under the Loan Documents or in payment of the Guaranteed Indebtedness, or any part thereof, when such indebtedness becomes due, either by its terms or as the result of the exercise of any power to accelerate, Guarantor shall, on written demand and without further notice of nonpayment or of dishonor, without any notice having been given to Guarantor previous to such demand of the acceptance by the Shareholders of this Guaranty and without any notice having been given to Guarantor previous to such demand of the creating or incurring of such indebtedness, pay the amount due thereon to the Shareholders, and it shall not be necessary for the Shareholders, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against the Debtor or others liable on such indebtedness, or to enforce its rights against any security which shall ever have been given to secure such indebtedness. Suit may be brought or demand may be made against all parties who have signed this Guaranty or any other guaranty of the Guaranteed Indebtedness, or against any one or more of them, separately or together, without impairing the rights of the Shareholders against any other party hereto.

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5. Guarantor hereby agrees that Guarantor’s obligations under the terms of this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any one or more of the following events: (a) the taking or accepting of any other security or guaranty for any or all of the Guaranteed Indebtedness; (b) any release, surrender, exchange, subordination, sale, disposition, or loss of any security at any time existing in connection with any or all of the Guaranteed Indebtedness; (c) any partial release of the liability of Guarantor hereunder or, if there is more than one person or entity signing this Guaranty, the complete or partial release of any one or more of them hereunder; (d) the death, insolvency, bankruptcy, disability, dissolution, termination, receivership, reorganization or lack of corporate, partnership or other power of the Debtor, any of the undersigned, or any party at any time liable for the payment of any or all of the Guaranteed Indebtedness, whether now existing or hereafter occurring; (e) renewal, extension, modification or rearrangement of the payment of any or all of the Guaranteed Indebtedness, either with or without notice to or consent of Guarantor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by the Shareholders to the Debtor or Guarantor; (f) any neglect, delay, omission, failure, or refusal of the Shareholders to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action to foreclose upon any security therefor, or to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Indebtedness; (g) any failure of the Shareholders to notify Guarantor of any renewal, extension, rearrangement, modification or assignment of the Guaranteed Indebtedness or any part thereof, or of any instrument evidencing or securing the Guaranteed Indebtedness or any part thereof, or of the release of or change in any security or of any other action taken or refrained from being taken by the Shareholders against the Debtor or of any new agreement between the Shareholders and the Debtor, it being understood that the Shareholders shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Indebtedness and Guarantor hereby waives such notice; (h) the illegality, lack of validity, unenforceability of all or any part of the Guaranteed Indebtedness against the Debtor, whether because the Guaranteed Indebtedness exceeds the amount permitted by law, it being agreed that Guarantor shall remain liable hereon regardless of whether the Debtor or any other person be found not liable on the Guaranteed Indebtedness, or any part thereof, for any reason; (i) any default, failure or delay, willful or otherwise, in Debtor’s performance of the obligations under the Loan Documents; (j) any defense, set-off or counterclaim that may at any time be available to, or be asserted by, the Debtor; (k) the failure of this Guaranty to be properly authorized or delivered by the Guarantor or any Loan Documents to be authorized and delivered by the parties thereto; or (l) any payment by the Debtor to the Shareholders is held to constitute a preference under the bankruptcy laws or if, for any other reason, the Shareholders are required to refund such payment or pay the amount thereof to someone else. It is the intent of Guarantor and the Shareholders that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Indebtedness is fully and finally paid, such obligations and liabilities shall not be discharged or released, in whole or in part, by any act or occurrence which might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor.

6. The Shareholders are hereby given a lien for the amount of the liability and indebtedness, whether or not due and payable, created by this Guaranty upon all property and security now or hereafter in the possession or custody of the Shareholders by or for the account of Guarantor (all remittances and property to be deemed in the possession or custody of the Shareholders as soon as put in transit to it by mail or carrier), and the Shareholders are hereby authorized and empowered, at its option, to appropriate any and all thereof and apply any and all thereof and the proceeds thereof to the payment and extinguishment of the liability and indebtedness hereby created at any time after such liability and indebtedness becomes payable. The Shareholders are further authorized and empowered, at their option at any time, after the liability and indebtedness hereby created becomes payable, to sell, assign and deliver any security or property at any time in the possession or custody of the Shareholders for Guarantor at public or private sale, for cash, credit or for future delivery, all at the option of the Shareholders, without further advertisement or notice of sale, and without notice to Guarantor of intention to sell, which rights of Guarantor are hereby expressly waived. Upon any sales at public auction, the Shareholders may bid for and purchase the whole or any part of the security or property sold free of any right of redemption which Guarantor hereby waives and releases.

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7. In case of any sale by the Shareholders of any such security or property on credit or for future delivery, such may be retained by the Shareholders until the selling price is paid by the purchaser and the Shareholders shall incur no liability in case of failure of the purchaser to pay therefor. In case of any such failure, any such security or property may be resold.

8. This Guaranty is for the benefit of the Shareholders and the Shareholders’ successors and assigns and, in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty is binding not only on Guarantor, but on Guarantor’s heirs, personal representatives and/or successors and assigns and, if this Guaranty is signed by more than one person or entity, then all of the obligations of Guarantor arising herein shall be jointly and severally binding on Guarantor and Guarantor’s heirs, personal representatives, successors, and assigns. This Guaranty shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other person or circumstances shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law. Guarantor hereby agrees with the Shareholders that all rights, remedies and recourses afforded to the Shareholders by reason of this Guaranty or otherwise are separate and cumulative and may be pursued separately, successively or concurrently, as occasion therefor shall arise, and are nonexclusive and shall in no way limit or prejudice any other legal or equitable right, remedy or recourse which the Shareholders may have. Guarantor shall pay the reasonable attorneys’ fees and all other costs and expenses which may be incurred by the Shareholders in the enforcement of this Guaranty.

9. It is not the intention of the Shareholders or Guarantor to obligate Guarantor to pay interest in excess of that legally permitted to be paid by Guarantor under applicable law. Should it be determined that any portion of the Guaranteed Indebtedness constitutes interest in excess of the maximum amount of interest which Guarantor (in such capacity) may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof at the maximum rate so permitted under applicable law.

10. Guarantor does hereby and shall indemnify and hold the Shareholders harmless of and from any and all loss or damage of whatsoever kind and from any suits, claims, or demands, including, without limitation, the Shareholders’ legal fees and expenses through all trial and appellate levels, on account of any matters or anything arising out of this Guaranty or in connection herewith on account of any such acts or omissions to act by the Shareholders in connection with this Guaranty, which obligations shall survive termination of this Guaranty, other than any of the foregoing arising out of the gross negligence or willful misconduct of the Shareholders.

11. Upon the filing of a petition in bankruptcy with respect to the Debtor, any assignment for the benefit of creditors of the Debtor, or any other circumstances necessitating the Shareholders to file their claim against the Debtor, Guarantor agrees that, notwithstanding any stay, injunction or other prohibition preventing the maturity, acceleration or collection of all or any portion of the Guaranteed Indebtedness, the Guaranteed Indebtedness (whether or not then due and payable by the Debtor) shall forthwith become due and payable by Guarantor for purposes of this Guaranty, on demand. The obligation of Guarantor to pay the Guaranteed Indebtedness of Guarantor hereunder shall not be affected or impaired by the Shareholders’ omission or failure to prove its claim against the Debtor. Accordingly, the rights of the Shareholders under this Guaranty shall not be affected or impaired by their election to prove their claim(s) or its election not to pursue such claim(s), as the Shareholders see fit, without in any way releasing, reducing or otherwise affecting the liability to the Shareholders of Guarantor.

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12. Notwithstanding that this Guaranty may have been cancelled or terminated, in the event that all or any part of the Guaranteed Indebtedness is paid by or on behalf of the Debtor and because of any bankruptcy or other laws relating to creditor rights, the Shareholders repay any amounts to the Debtor or to any trustee, receiver or otherwise, then the amount so repaid shall again become part of the Guaranteed Indebtedness, the repayment of which is guaranteed hereby, and Guarantor shall immediately repay all such amounts to the Shareholders. If the original of this Guaranty was marked “Cancelled” by the Shareholders and returned to Guarantor, for the purposes of this Section, a photocopy or other reproduction of this Guaranty shall constitute the original of this Guaranty.

13. Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future obligations of the Debtor under the Loan Documents. Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the obligations of the Debtor under the Loan Documents. Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the obligations of the Guarantor hereunder.

14. Unless otherwise provided, all notices required to be given hereunder shall be in writing and shall be deemed served on the earlier of (i) receipt, whether delivered by hand, electronic transmission or overnight mail, by a nationally recognized carrier, or (ii) forty-eight (48) hours after deposit in certified United States mail, postage prepaid, and addressed to the parties at the following addresses, or such other addresses as may from time to time be designated by written notice given as herein required:

to Guarantor:	Transportation and Logistics Systems, Inc.
5500 Military Trail, Suite 22-357
Jupiter, FL 33458
Email: [REDACTED]

to Shareholders:	Kathryn Boyd, as Shareholder Representative
[REDACTED]
Email: [REDACTED];

Personal delivery to a party or to any officer, partner, agent or employee of such party, or if a proper person, to a member of Guarantor’s family, at Guarantor’s address herein shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Notwithstanding the foregoing, no notice of change of address shall be effective until the date of receipt thereof. This section shall not be construed in any way to affect or impair any waiver of notice or demand herein provided, or to require giving of notice or demand to or upon Guarantor in any situation or for any reason. Notwithstanding anything in this instrument to the contrary, all requirements of notice shall be deemed inapplicable if the Shareholders are prevented from giving such notice by bankruptcy or any other applicable law. In such event, the cure period, if any, shall then run from the occurrence of the event or condition of default rather than from the date of notice.

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15. Guarantor irrevocably and unconditionally: (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought, at the option of the Shareholders, in a court of competent jurisdiction of the Commonwealth of Massachusetts or any United States District Court, with venue being proper in Middlesex County, Massachusetts; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any and all personal rights under the laws of any state to object to the laying of venue of any such suit, action or proceeding in Middlesex County, in the Commonwealth of Massachusetts; and (d) agrees that service of any court paper may be effected on Guarantor by mail, addressed and mailed as provided herein, or in such other manner as may be provided under applicable laws or court rules in the Commonwealth of Massachusetts. Nothing contained herein, however, shall prevent the Shareholders from bringing an action or exercising any rights against any security or against Guarantor personally, and against any property of Guarantor, within any other state. Initiating such proceeding or taking such action in any other state shall in no event constitute a waiver of the agreement contained herein that the laws of the Commonwealth of Massachusetts shall govern the rights and obligations of Guarantor and the Shareholders hereunder or of the submission herein made by Guarantor to personal jurisdiction within the Commonwealth of Massachusetts. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the laws of the Commonwealth of Massachusetts.

16. Capitalized terms used and not defined herein have the meanings given them in the Loan Documents.

17. Guarantor represents and warrants to the Shareholders that (a) it has the power and authority, and the legal right, to execute, deliver and perform this Guaranty and (b) nothing exists to impair the effectiveness of the liability of Guarantor to the Shareholders hereunder, or the immediate taking effect of this Guaranty as the sole agreement between Guarantor and the Shareholders with respect to guaranteeing the Guaranteed Indebtedness. This Guaranty, when executed and delivered by Guarantor, will constitute the legal, valid and binding obligations of Guarantor enforceable in accordance with the terms hereof; that the execution, delivery and performance by Guarantor of this Guaranty will not violate any indenture, agreement or other instrument to which Guarantor is a party, or by which Guarantor or any of Guarantor’s property is bound, or be in conflict with, result in a breach of, or constitute (with due notice or the lapse of time, or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Guarantor’s property or assets, except as contemplated by the provisions of this Guaranty; that there are no judgments outstanding against Guarantor and there is no action, suit, proceeding, or investigation now pending (or to the best of Guarantor’s knowledge, after diligent inquiry, threatened) against, involving or affecting Guarantor or any of Guarantor’s properties or any part thereof, at law, in equity or before any governmental authority that, if adversely determined as to Guarantor, would result in a material adverse change in the business or financial condition of Guarantor, or Guarantor’s operation and ownership of any of Guarantor’s properties, nor is there any basis for such action, suit, proceeding, or investigation; and that Guarantor is not insolvent and will not be rendered insolvent by the execution, delivery, payment and performance of this Guaranty.

18. The liability of Guarantor hereunder shall be joint and several with the Debtor and with any other guarantor of the Guaranteed Indebtedness, if any.

19. Guarantor has the power and authority, and the legal right, to own or lease and operate its property, and to carry on the business as now conducted and as proposed to be conducted, and to execute, deliver and perform this Guaranty. Guarantor has taken all necessary organizational action to authorize the execution, delivery and performance of the Guaranty. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other person is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty. This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms. The execution, delivery and performance of this Guaranty will not violate any law or any contractual obligation of Guarantor.

20. WAIVER OF TRIAL BY JURY. GUARANTOR AND THE SHAREHOLDERS HEREBY MUTUALLY, KNOWINGLY, WILLINGLY, AND VOLUNTARILY WAIVE THEIR RIGHT TO TRIAL BY JURY AND AGREE THAT NO PARTY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF THE PARTIES (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE “PARTIES”) SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEEDING BASED UPON OR ARISING OUT OF THIS GUARANTY OR THE LOAN DOCUMENTS OR ANY INSTRUMENT EVIDENCING, SECURING, OR RELATING TO THE GUARANTEED INDEBTEDNESS OR OTHER OBLIGATIONS EVIDENCED HEREBY OR ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS EVIDENCED HEREBY OR ANY COURSE OF ACTION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION RELATING TO THIS GUARANTY. THE PARTIES ALSO WAIVE ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES. THE WAIVER CONTAINED HEREIN IS IRREVOCABLE, CONSTITUTES A KNOWING AND VOLUNTARY WAIVER, AND SHALL BE SUBJECT TO NO EXCEPTIONS. THE SHAREHOLDERS HAVE IN NO WAY AGREED WITH OR REPRESENTED TO GUARANTOR OR TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

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EXECUTED at ____________, ___________ County, New York, this 1st day of February, 2023.

Transportation and Logistics Systems, Inc., a
Nevada corporation

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer

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